Exhibit 99.1

Alight Commits to Remain on NYSE After Receiving Continued Listing Standard Notice

The Company’s common stock continues to trade on the NYSE under symbol “ALIT”

CHICAGO—March 27, 2026—Alight, Inc. (NYSE: ALIT), a leading benefits administration provider of health, wealth, leave and point solutions, announced that on March 24, 2026, it received written notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A common stock was less than $1.00 per share over the consecutive 30 trading-day period ended March 20, 2026.

Alight has responded to the NYSE with respect to its commitment to regain compliance with Rule 802.01C and remain listed on the NYSE. The Company is considering all options to regain compliance with the NYSE’s continued listing standards, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders.

The Company can regain compliance at any time within a six-month cure period following its receipt of the NYSE notice if, on the last trading day of any calendar month during such cure period, the Company’s Class A common stock has both: (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of the applicable calendar month.

There is no immediate direct impact on the listing of Alight’s Class A common stock, which will continue to trade on the NYSE during the cure period, subject to the Company’s compliance with the NYSE’s other continued listing requirements.

Furthermore, the notice is not anticipated to impact the ongoing business operations of the Company or its reporting requirements with the U.S. Securities and Exchange Commission.

About Alight Solutions

Alight is a leading benefits administration provider of health, wealth, leave and point solutions for many of the world’s largest organizations and over 30 million people. Through the administration of employee benefits, Alight helps clients gain a benefits advantage while building a healthy and financially secure workforce by unifying the benefits ecosystem across health, wealth, wellbeing, absence management and navigation. Our Alight Worklife® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn more at alight.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,

as amended. These statements include, but are not limited to, the Company’s intentions regarding regaining compliance with the minimum price condition of NYSE and remaining listed on the NYSE and the Company’s intended methods to cure such related deficiency. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 24, 2026, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

Investors:
investor.relations@alight.com

Media:
Mariana Fischbach
mariana.fischbach@alight.com